EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

                  We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated June 17, 2004 relating to the financial statements SulphCo, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Mark Bailey & Company, Ltd.

Reno, Nevada
June 30, 2004